Exhibit 32.2
STATEMENT OF CHIEF FINANCIAL OFFICER
OF HOMESTORE, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Homestore, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Lewis R. Belote, III, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
     1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Homestore, Inc.
/s/ LEWIS R. BELOTE, III
Lewis R. Belote, III
Date: November 9, 2005	Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Homestore, Inc. and will be retained by Homestore, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.